                                                                    Exhibit 23.3

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report  dated March 15, 2007 (except for Note 12, as to which the date is August 27, 2007) accompanying the consolidated  financial statements of Bairnco  Corporation  (which  report  expressed  an  unqualified  opinion and contains  an  explanatory  paragraph  relating  to  the  Company's  adoption  of
Statement  No.  158,  Statement  No.  123  (revised  2004) and Staff  Accounting
Bulletin  No.  108  and an  explanatory  paragraph  relating  to  the  Company's restatement of its consolidated  statement of comprehensive  income for the year ended December 31, 2006),  and management's  assessment of the  effectiveness of internal  control over financial  reporting  (which report dated March 15, 2007, did  not  express  an  opinion  on  either  management's  assessment  or on  the
effectiveness   of  Bairnco   Corporation's   internal  control  over  financial
reporting),  included in this Amendment No. 2 to the  Registration  Statement on
Form S-1 of WHX Corporation. We consent to the use of the aforementioned reports in the  Amendment  No.  2 to  the  Registration  Statement  on  Form  S-1 of WHX
Corporation,  and to the  use  of our  name  as it  appears  under  the  caption
"Experts."

                                                        /s/ GRANT THORNTON LLP

Orlando, Florida
December 20, 2007